UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2002

MICRO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

The Registrant hereby amends and restates its Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2002, as amended on Form 8-K/A filed with the Securities and Exchange Commission on December 13, 2002.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On October 4, 2002, Micro Therapeutics, Inc. (“MTI”) announced that it completed the purchase of all of the outstanding shares of equity stock of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms.

The acquisition was accomplished through the purchase of all of the outstanding equity securities of Dendron for $25,000,000, pursuant to the terms of the stock purchase agreement dated September 3, 2002, by and between MTI and the holders of the outstanding equity securities of Dendron (the “Dendron Stock Purchase Agreement”). Of the $25,000,000 initial payment, $20,0000,000 was paid on October 4, 2002, and $5,000,000 is currently being held back pursuant to the terms of the Dendron Stock Purchase Agreement for a short period to permit certain purchase price adjustments to be determined, such as deductions to take into account Dendron’s accumulated debt. Under the terms of the Dendron Stock Purchase Agreement, additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

The purchase price was paid from MTI’s cash reserves and a portion of the cash proceeds raised in the first stage of a private placement described under item 5 below.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Dendron Stock Purchase Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference, and the press release describing the closing of the acquisition of Dendron, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 5.    CLOSING OF FIRST STAGE OF PRIVATE PLACEMENT

To support the anticipated short-term working capital needs of MTI’s combined operations, and to replenish MTI’s cash reserves after MTI having made the initial payment with respect to the acquisition of Dendron, MTI obtained a commitment from Micro Investment, LLC, whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, to lead a $30,000,000 private placement of common stock, either as the sole or as a participating investor, in two stages, pursuant to a securities purchase agreement dated September 3, 2002 (the “Securities Purchase Agreement”). Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase, pursuant to a Joinder Agreement and First Amendment to Securities Purchase Agreement.

The first stage of the private placement closed on September 30, 2002, in which MTI issued 4,056,399 shares of MTI’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to MTI of $8,449,481. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,324 shares in the aggregate were purchased by other investors, including certain executive officers and a director of MTI.

The investors are obligated to purchase an additional 10,345,905 shares of MTI’s common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to MTI of $21,550,519. 10,123,181 of the shares issued in the second stage will be purchased by Micro Investment, and 222,724 shares in the aggregate will purchased by other investors, including certain executive officers and a director of MTI.

The following executive officers and director purchased shares of MTI’s common stock at a price of $2.083 per share in the closing of the first stage of the private placement, and have agreed to purchase shares of MTI’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of MTI, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage and Harold Hurwitz, the Chief Financial Officer of MTI, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage.

Before MTI can close the second stage of the private placement, MTI will require stockholder approval in order to amend MTI’s Amended and Restated Certificate of Incorporation to increase the number of shares MTI is authorized to issue thereunder, so that MTI can issue the additional 10,345,905 shares of MTI’s common stock to the investors.

Additionally, under Nasdaq marketplace rule 4350(i)(1)(C)(ii), Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of common stock of MTI in the second stage of the private placement described above will be used to replenish MTI’s cash reserves after MTI having made the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of MTI’s combined operations, the issuance of common stock in the private placement pursuant to Nasdaq’s interpretation of Nasdaq marketplace rule 4350(i)(1)(C)(ii) is deemed to be “in connection with” MTI’s acquisition of Dendron, solely for the purposes of such Nasdaq marketplace rule.

The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of MTI’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock in excess of 20% of MTI’s outstanding common stock prior to the issuance. Therefore, MTI must also obtain stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rule 4350(i)(1)(C)(ii).

MTI agreed to prepare a proxy statement, file it with the Securities and Exchange Commission and distribute it to MTI stockholders as promptly as practicable after the first closing in order to (1) obtain stockholder approval to amend the Amended and Restated Certificate of Incorporation to increase the number of MTI’s authorized shares of common stock, and (2) obtain stockholder approval of the sale of the 10,345,905 shares in the second stage of the private placement to comply with the provisions of Nasdaq rule 4350(i)(1)(C)(ii), and (3) take any further action deemed appropriate at such time. MTI prepared and filed a definitive proxy statement on February 3, 2003, for a special meeting of stockholders to be held on February 20, 2003 regarding the foregoing proposals.

The shares issued in the first stage of the private placement have not been registered, and the shares issued in the second stage will not have been registered, under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Securities Purchase Agreement includes registration rights provisions that require MTI to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of MTI’s common stock that are sold in the private placement pursuant to the Securities Purchase Agreement.

The private placement is being made by MTI without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors.

In order to satisfy MTI’s anticipated short-term working capital requirements pending the anticipated closing of the second stage of the private placement, on November 18, 2002, MTI obtained a short-term loan by issuing an unsecured promissory note in the principal amount of three million dollars ($3,000,000) to Micro Investment. The note is due and payable by MTI upon the earlier of (1) the demand of Micro Investment or (2) May 18, 2003. On January 8,2003, MTI obtained a second short-term loan by issuing an unsecured promissory note in the principal amount of four million dollars ($4,000,000) to Micro Investment. The note is due and payable by MTI upon the earlier of (1) the demand of Micro Investment or (2) July 8, 2003. Both notes bear interest at the rate of ten percent (10%) per annum prior to maturity and twelve percent (12%) per annum thereafter. The loans are being made by Micro Investment to provide MTI with the short-term working capital that MTI anticipates it will require until the anticipated closing of the second stage of the private placement.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, the Joinder Agreement and First Amendment to Securities Purchase Agreement, which is attached hereto as Exhibit 2.1.1 and incorporated herein by reference, the press release describing the closing of the first stage of the private placement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and the press release describing the closing of the acquisition of Dendron which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of business acquired.

Audited balance sheets as of December 31, 2001 and September 30, 2002, and the related statements of operations, statements of changes in shareholders’ deficiency and statements of cash flows for the year ended December 31, 2001 and for the nine months ended September 30, 2002 of Dendron GmbH, and the report of the independent accountants of Micro Therapeutics in connection therewith, required to be filed pursuant to Item 7 of Form 8-K filed on October 10, 2002, reflecting the acquisition of Dendron GmbH, are attached hereto as Exhibit 99.3.

(b)  Pro forma Financial information.

Pro forma financial information, required to be filed pursuant to Item 7 of Form 8-K filed on October 10, 2002, reflecting the acquisition of Dendron GmbH, are attached hereto as Exhibit 99.4.

(c)  Exhibits.

Exhibit Number		Description

2.1	*

Securities Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2002).

2.1.1	*	Joinder Agreement and First Amendment to Securities Purchase Agreement, dated September 30, 2002 by and between Micro Therapeutics, Inc. and the investors named therein.

2.2	*	Stock Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the holders of the outstanding equity securities of Dendron.

99.1	*	Press Release dated October 2, 2002.

99.2	*	Press Release dated October 4, 2002.

99.3		Financial Statements, balance sheet and statements of operations and cash flow listed in Item 7(a) above.

99.4		Selected Pro Forma Financial Data described in Item 7(b) above.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

February 4, 2003	/s/ HAROLD A. HURWITZ
Harold A. Hurwitz Assistant Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description

2.1	*

Securities Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2002).

2.1.1	*	Joinder Agreement and First Amendment to Securities Purchase Agreement, dated September 30, 2002 by and between Micro Therapeutics, Inc. and the investors named therein.

2.2	*	Stock Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the holders of the outstanding equity securities of Dendron.

99.1	*	Press Release dated October 2, 2002.

99.2	*	Press Release dated October 4, 2002.

99.3		Financial Statements, balance sheet and statements of operations and cash flow listed in Item 7(a) above.

99.4		Selected Pro Forma Financial Data described in Item 7(b) above.

*	Previously filed.